Exhibit 99.2

CIT GROUP INC. ONE CIT DRIVE LIVINGSTON, NJ 07039

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 8, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CIT2021SM

You may attend the Special Meeting via the Internet and vote during the Special Meeting. When you are prompted for the "control number," enter the 16-digit number printed in the box below, and then follow the instructions provided to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 8, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. This must be received by 8:00 A.M. Eastern Time on February 9, 2021.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D28460-S14001	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CIT GROUP INC.

The Board of Directors of CIT Group Inc. recommends a vote FOR Proposals 1, 2 and 3.			For	Against	Abstain

1.	The CIT merger proposal: The Board of Directors recommends you vote FOR the proposal to adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 15, 2020, by and among CIT Group Inc. ("CIT"), First Citizens BancShares, Inc., First-Citizens Bank & Trust Company and FC Merger Subsidiary IX, Inc.		☐	☐	☐

2.	The CIT compensation proposal: The Board of Directors recommends that you vote FOR the proposal to approve, on an advisory (non-binding) basis, the executive officer compensation that will or may be paid to CIT's named executive officers in connection with the transactions contemplated by the Merger Agreement.		☐	☐	☐

3.	The CIT adjournment proposal: The Board of Directors recommends that you vote FOR the proposal to adjourn the CIT special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the CIT merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of CIT common stock.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D28461-S14001

CIT GROUP INC. Proxy solicited by the Board of Directors for use at the Special Meeting of Stockholders of CIT Group Inc. on February 9, 2021

The undersigned stockholder of CIT Group Inc., having received the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, hereby appoints each of James R. Hubbard, James P. Shanahan and Douglas Witte, attorney and proxy, with full power of substitution, on behalf of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of CIT Group Inc. that the undersigned would be entitled to vote at the above Special Meeting and any adjournment thereof upon the matters described on the reverse side hereof and in the accompanying Joint Proxy Statement/Prospectus, and upon any other business that may properly come before such Special Meeting or any adjournment thereof, unless otherwise specified herein. The shares represented by this Proxy will be voted as instructed by you and in the discretion of the proxies on all other matters. If not otherwise specified, shares will be voted "FOR" Proposals 1, 2 and 3 in accordance with the recommendations of the Directors.

(Continued and to be signed on reverse side)